Exhibit 99.1

PLANET GREEN HOLDINGS CORP. CLOSED FINANCING TRANSACTION AND APPOINTED NEW CHIEF OPERATING OFFICER

SHANGHAI, China, June 19, 2019 /PRNewswire/-- Planet Green Holdings Corp. (the “Company”) (NYSE American: PLAG) announced today that the Company has entered into a Share Purchase Agreement with five investors (the “Transaction”) and has closed the Transaction. Pursuant to the agreement, the Company has received gross proceeds of $5,460,000 in the aggregate, in exchange for the issuance of an aggregate of 1,300,000 shares of the Company’s common stock, representing a purchase price of approximately $4.20 per share.

In addition, the Company has appointed Daqi Cui as the Company’s new Chief Operating Officer. Mr. Cui previously served in various corporate and legal roles over the past twenty years, most recently as the Chief Executive Officer of Bezalel International LLC, a consulting firm based in the United States.

Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that indicate future events or trends or are not statements of historical matters. These statements are based on our management's current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of our control and all of which could cause actual results to differ materially from the results discussed in the forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in our reports filed with the Securities and Exchange Commission, which are available, free of charge, on the SEC's website at www.sec.gov.

For more information please contact:

Mr. Mingze Yin

Director of Investor Relations

Phone:+86-21-3258 3578

Email: Mingze.yin@planetgreenholdings.com